Exhibit 10.31

Execution Version

FIRST AMENDMENT TO FORBEARANCE AGREEMENT AND FOURTH AMENDMENT

TO SECOND LIEN CREDIT AGREEMENT

This FIRST AMENDMENT TO FORBEARANCE AGREEMENT AND FOURTH AMENDMENT TO SECOND LIEN CREDIT AGREEMENT (this “Amendment”) is made and entered into as of November 20, 2009, by and among the Lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Purple Communications, Inc. (f/k/a GoAmerica, Inc.), a Delaware corporation (“Borrower”), the other Loan Parties signatory hereto and Clearlake Capital Group, L.P. as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the other Loan Parties signatory hereto, Administrative Agent and the Lenders are parties to that certain Second Lien Credit Agreement, dated as of January 10, 2008 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Second Lien Credit Agreement”);

WHEREAS, the Borrower, the other Loan Parties signatory hereto, Administrative Agent and the Lenders are parties to that certain Forbearance Agreement and Fourth Amendment to Second Lien Credit Agreement, dated as of November 4, 2009 (as amended restated, supplemented or otherwise modified from time to time prior to the date hereof (the “Second Lien Forbearance Agreement”); and

WHEREAS, the Borrower and Loan Parties have requested, and the Administrative Agent and Required Lenders have agreed, to amend the Second Lien Forbearance Agreement in the manner and on the terms and conditions provided for herein.

NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Loan Parties, Administrative Agent and Required Lenders hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein (including in the Recitals hereto) shall have the meanings ascribed to them in the Second Lien Credit Agreement.

2. Amendments to Second Lien Forbearance Agreement. The Second Lien Forbearance Agreement is hereby amended as of the First Amendment Effective Date (as hereinafter defined) as follows:

(a) Section 2 of the Second Lien Forbearance Agreement is hereby amended by deleting the word “and” where it appears immediately before clause (iv) therein and by adding new clauses (v) and (vi) immediately following clause (iv) therein as follows:

“, (v) Borrower’s breach of Section 6.1(b) of the Second Lien Credit Agreement for the Fiscal Quarter ended September 30, 2009 due to Borrower’s failure to deliver the financial and other information required to be delivered to the Administrative Agent on or prior to November 14, 2009 pursuant to such Section 6.1(b) and (vi) Borrower’s breach of Section 6.1(b) of the First Lien Credit Agreement for the Fiscal Quarter ended September 30, 2009 due to Borrower’s failure to deliver the financial and other information required to be delivered to the First Lien Agents on or prior to November 14, 2009 pursuant to such Section 6.1(b).”

(b) Section 5(a) of the Second Lien Forbearance Agreement is hereby amended by deleting “November 20, 2009” where it appears therein and substituting in lieu thereof “December 1, 2009”.

3. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of any covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents after giving effect to any grace or cure periods set forth therein.

4. Representations and Warranties. To induce Administrative Agent and Required Lenders to enter into this Amendment, each of the Borrower and the other Loan Parties hereby jointly and severally represents and warrants that:

(a) The execution, delivery and performance by each Loan Party of this Amendment and the performance of the Second Lien Forbearance Agreement as amended by this Amendment (the “Amended Second Lien Forbearance Agreement”) (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of the holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any material Requirement of Law in any material respect, (C) in any material respect, conflict with, contravene, constitute a default or breach under any material Contractual Obligation of any Loan Party or any of its Subsidiaries, or result in or permit the termination or acceleration of any such material Contractual Obligation, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person.

(b) From and after its delivery to the Administrative Agent, this Amendment has been duly executed and delivered to the other parties hereto by each Loan Party party hereto and this Amendment and the Amended Second Lien Forbearance Agreement are each the legal, valid and binding obligation of such Loan Party and are each enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(c) No Default or Event of Default (other than the Specified Events of Default (as defined in the Second Lien Forbearance Agreement)) has occurred and is continuing after giving effect to this Amendment.

(d) Except for the Governmental Investigation (as defined in the Second Lien Forbearance Agreement) no action, claim or proceeding is now pending or, to the knowledge of any Loan Party, threatened against any Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Loan Party’s right, power, or competence to enter into this Amendment or perform any of its obligations under this Amendment, the Amended Second Lien Forbearance Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Second Lien Forbearance Agreement or any other Loan Document or any action taken under this Amendment, the Amended Second Lien Forbearance

Agreement or any other Loan Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect.

(e) After giving effect to this Amendment and except with respect to the Governmental Investigation and the Specified Events of Default, the representations and warranties of Borrower and the other Loan Parties contained in the Second Lien Credit Agreement and each other Loan Document are true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the First Amendment Effective Date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

5. No Amendments/Waivers. The Second Lien Forbearance Agreement, the Second Lien Credit Agreement and the other Loan Documents shall continue to be in full force and effect in accordance with their respective terms and, except as expressly provided herein, shall be unmodified. In addition, except as expressly provided herein and in the Second Lien Forbearance Agreement, this Amendment shall not be deemed an amendment, consent or waiver of any term or condition of any Loan Document or a forbearance by Administrative Agent or Lenders with respect to any right or remedy which Administrative Agent or Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which Administrative Agent or Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof.

6. Outstanding Indebtedness; Waiver of Claims. Each of the Borrower and the other Loan Parties hereby acknowledges and agrees that as of the First Amendment Effective Date the aggregate amount of Loans is $30,000,000 plus applicable PIK interest as of the First Amendment Effective Date, and that, as of the First Amendment Effective Date, such principal amounts are payable pursuant to the Second Lien Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Each of the Borrower and the other Loan Parties hereby acknowledges that it has no Claims (as hereinafter defined) arising out of or relating to the Second Lien Credit Agreement or any other Loan Document (including, without limitation, as a result of credit having been extended thereunder) against Administrative Agent or the Lenders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, subsidiary corporations, parent corporations and related corporate divisions and their respective successors and assigns (all of the foregoing being the “Released Persons”) and hereby waives, releases, remises and forever discharges Administrative Agent, each Lender and each other Released Person from any and all Claims of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any Released Person prior to and including the date hereof, and in any way directly or indirectly arising out of or relating to the Second Lien Forbearance Agreement, Second Lien Credit Agreement or any other Loan Document. For purposes hereof, “Claims” shall mean all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims which may be instituted or asserted against or incurred by such Released Person as the result of credit having been extended under the Second Lien Forbearance Agreement, Second Lien Credit Agreement or any other Loan Document or otherwise arising in connection with the transactions contemplated thereunder.

7. Expenses. Each of the Borrower and the other Loan Parties hereby reconfirms its respective obligations pursuant to Section 11.3 of the Second Lien Credit Agreement and to pay and reimburse Administrative Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of legal counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

8. Affirmation of Existing Loan Documents. After giving effect to this Amendment, Borrower and each Loan Party (a) confirms and agrees that its obligations under each of the Loan Documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof, and (b) confirms and agrees that the Liens granted pursuant to the Collateral documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof.

9. Effectiveness. This Amendment shall become effective as of November 20, 2009 (the “First Amendment Effective Date”) only upon satisfaction in full in the judgment of Administrative Agent of each of the following conditions on or prior to the date hereof:

(a) Amendment. Administrative Agent shall have received two (2) copies of this Amendment duly executed and delivered by Administrative Agent, the Required Lenders, Borrower and the other Loan Parties.

(b) Payment of Fees and Expenses. Borrower shall have paid to the Administrative Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Administrative Agent (including, without limitation, reasonable legal fees and expenses of legal counsel).

10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

PURPLE COMMUNICATIONS, INC., as Borrower

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

PURPLE LANGUAGE SERVICES CO., as Guarantor

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

PURPLE RELAY SERVICES CO., as Guarantor

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

HANDS ON VIDEO RELAY SERVICES, INC., as Guarantor

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

ADMINISTRATIVE AGENT AND LENDERS:

CLEARLAKE CAPITAL GROUP, L.P., as Administrative Agent

By:	CCG Operations, LLC, its general partner

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Partner

RESERVOIR CAPITAL PARTNERS, L.P., as Lender

By:	RCP GP, LLC, its general partner

By:	/s/ Gregg Zeitlin
Name:	Gregg Zeitlin
Title:	Senior Managing Director

RESERVOIR CAPITAL INVESTMENT PARTNERS, L.P., as Lender

By:	RCIP GP, LLC, its general partner

By:	/s/ Gregg Zeitlin
Name:	Gregg Zeitlin
Title:	Senior Managing Director

RESERVOIR CAPITAL MASTER FUND II, L.P., as Lender

By:	Reservoir Capital Group, L.L.C., its general partner

By:	/s/ Gregg Zeitlin
Name:	Gregg Zeitlin
Title:	Senior Managing Director